Effective April 24, 2008 the PIMCO All Asset All Authority Fund, PIMCO All Asset Fund, PIMCO California Intermediate Municipal Bond Fund, PIMCO California Short Duration Municipal Income Fund, PIMCO CommodityRealReturn Strategy Fund, PIMCO Convertible Fund, PIMCO Developing Local Markets Fund, PIMCO Diversified Income Fund, PIMCO Emerging Local Bond Fund, PIMCO Emerging Markets Bond Fund, PIMCO European StocksPLUS TR Strategy Fund, PIMCO Extended Duration Fund, PIMCO Far East (ex-Japan) StocksPLUS TR Strategy Fund, PIMCO Floating Income Fund, PIMCO Foreign Bond Fund (U.S. Dollar-Hedged), PIMCO Foreign Bond Fund (Unhedged), PIMCO Fundamental Advantage Tax Efficient Strategy Fund, PIMCO Fundamental Advantage Total Return Strategy Fund, PIMCO Fundamental IndexPLUS Fund, PIMCO Fundamental IndexPLUS TR Fund, PIMCO Global Bond Fund
(U.S. Dollar-Hedged), PIMCO Global Bond Fund (Unhedged), PIMCO GNMA Fund,
PIMCO High Yield Fund, PIMCO High Yield Municipal Bond Fund, PIMCO Income Fund, PIMCO International StocksPLUS TR Strategy Fund (U.S.Dollar-Hedged), PIMCO International StocksPLUS TR Strategy Fund (Unhedged), PIMCO Investment Grade Corporate Bond Fund, PIMCO Japanese StocksPLUS TR Strategy Fund, PIMCO Long Duration Total Return Fund, PIMCO Long-Term U.S. Government Fund, PIMCO Low Duration Fund, PIMCO Low Duration Fund II, PIMCO Low Duration Fund III, PIMCO Moderate Duration Fund, PIMCO Money Market Fund, PIMCO Mortgage-Backed Securities Fund, PIMCO Municipal Bond Fund, PIMCO New York Municipal Bond Fund, PIMCO Real Return Asset Fund, PIMCO Real Return Fund, PIMCO RealEstateRealReturn Strategy Fund, PIMCO RealRetirement 2010 Fund, PIMCO RealRetirement 2020 Fund, PIMCO RealRetirement 2030 Fund, PIMCO RealRetirement 2040 Fund, PIMCO RealRetirement 2050 Fund, PIMCO Short Duration Municipal Income Fund, PIMCO Short-Term Fund, PIMCO Small Cap StocksPLUS TR Fund, PIMCO StocksPLUS Fund, PIMCO StocksPLUS Long Duration Fund, PIMCO StocksPLUS
Total Return Fund, PIMCO StocksPLUS TR Short Strategy Fund, PIMCO Total Return Fund, PIMCO Total Return Fund II, PIMCO Total Return Fund III and PIMCO Unconstrained Bond Fund may all invest in shares of the PIMCO Funds Private Account Portfolio Series Short-Term Floating NAV Portfolio to the extent permitted by the Investment Company Act of 1940. Further each fund may invest up to 10% of its total assets in securities of other investment companies, such as open-end or closed-end managed investment companies, or in pooled accounts or other investment vehicles which invest in foreign markets.

Effective May 16, 2008 the PIMCO California Intermediate Municipal Bond Fund, PIMCO California Short Duration Municipal Income Fund, PIMCO CommodityRealReturn Strategy Fund, PIMCO Convertible Fund, PIMCO Developing Local Markets Fund, PIMCO Diversified Income Fund, PIMCO Emerging Local Bond Fund, PIMCO Emerging Markets Bond Fund, PIMCO European StocksPLUS TR Strategy Fund, PIMCO Extended Duration Fund, PIMCO Far East (ex-Japan) StocksPLUS TR Strategy Fund, PIMCO Floating Income Fund, PIMCO Foreign Bond Fund
(U.S. Dollar-Hedged), PIMCO Foreign Bond Fund (Unhedged), PIMCO Fundamental Advantage Tax Efficient Strategy Fund, PIMCO Fundamental Advantage Total Return Strategy Fund, PIMCO Fundamental IndexPLUS Fund, PIMCO Fundamental IndexPLUS TR Fund, PIMCO Global Bond Fund (U.S. Dollar-Hedged), PIMCO Global Bond Fund (Unhedged), PIMCO GNMA Fund, PIMCO High Yield Fund, PIMCO High Yield Municipal Bond Fund, PIMCO Income Fund, PIMCO International StocksPLUS TR Strategy Fund (U.S. Dollar-Hedged), PIMCO International StocksPLUS TR Strategy Fund (Unhedged), PIMCO Investment Grade Corporate Bond Fund, PIMCO Japanese StocksPLUS TR Strategy Fund, PIMCO Long Duration Total Return Fund, PIMCO Long-Term U.S. Government Fund, PIMCO Low Duration Fund , PIMCO Low Duration Fund II, PIMCO Low Duration Fund III, PIMCO Moderate Duration Fund, PIMCO Mortgage-Backed Securities Fund, PIMCO Municipal Bond Fund, PIMCO New York Municipal Bond Fund, PIMCO Real Return Asset Fund, PIMCO Real Return Fund, PIMCO RealEstateRealReturn Strategy Fund, PIMCO RealRetirement 2010 Fund, PIMCO RealRetirement 2020 Fund, PIMCO RealRetirement 2030 Fund, PIMCO RealRetirement 2040 Fund, PIMCO RealRetirement 2050 Fund, PIMCO Short Duration Municipal Income Fund, PIMCO Short-Term Fund, PIMCO Small Cap StocksPLUS TR Fund, PIMCO StocksPLUS Fund, PIMCO StocksPLUS Long Duration Fund, PIMCO StocksPLUS Total Return Fund, PIMCO StocksPLUS TR Short Strategy Fund, PIMCO Total Return
Fund II, PIMCO Total Return Fund III and PIMCO Unconstrained Bond Fund may invest up to 10% of their total assets in preferred stocks.

Effective May 23, 2008 the PIMCO High Yield Fund and PIMCO Investment Grade Corporate Bond Fund both changed their non-fundamental policy regarding normal minimum and maximum average portfolio duration. The average portfolio duration of the PIMCO High Yield Fund now varies within two years (plus or minus) of the Merrill Lynch U.S. High yield BB-B Rated Constrained Index, which as of March 31, 2008 was 4.64 years. The average portfolio duration of the PIMCO Investment Grade Corporate Bond Fund normally varies within two years
(plus or minus) of the Lehman Brothers Credit Index, which as of March 31, 2008 was 6.21 years.

Effective May 23, 2008 the PIMCO Low Duration Fund may invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries.